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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT


        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  April 30, 1997


                               UNIVERSAL OUTDOOR, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           ILLINOIS                     333-12427          36-2827496
           --------                     --------          ----------
(STATE OR OTHER JURISDICTION          (COMMISSION       (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)       FILE NO.)      IDENTIFICATION NO.)


             321 NORTH CLARK STREET, SUITE 1010, CHICAGO, ILLINOIS  60610
                    REGISTRANT'S TELEPHONE NUMBER:  (312) 644-8673


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ITEM 5.  The registrant issued the following press release:


FOR IMMEDIATE RELEASE

                              Contact:  Brian T. Clingen
                                        Chief Financial Officer
                                        Universal Outdoor, Inc.
                                        (312) 644-8673


                 UNIVERSAL OUTDOOR, INC. EXTENDS EXCHANGE OFFER
                               FOR ITS OUTSTANDING
               9  3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2006
               TO 5:00 P.M., EASTERN STANDARD TIME, ON MAY 6, 1997

(Chicago, Illinois, April 30, 1997) Universal Outdoor, Inc. ("Universal") announced today that it has extended its registered exchange offer (the "Exchange Offer") for its outstanding 9 3/4% Series B Senior Subordinated Notes due 2006 (the "Old Notes") from 5:00 p.m., Eastern Standard time, on April 29, 1997 to 5:00 p.m., Eastern Standard time, on May 6, 1997. In its Exchange Offer, Universal is offering to exchange an aggregate principal amount of up to $100 million of its 9 3/4% Series B Senior Subordinated Exchange Notes due 2006 (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Old Notes.

The terms of the Exchange Offer are contained in an Exchange Offer prospectus and related letter of transmittal.

According to a preliminary count by United States Trust Company of New York (the "Exchange Agent") as of the close of business on April 29, 1997, approximately $99 million principal amount of the Old Notes had been tendered for exchange by the holders of such notes.

Questions and requests for assistance, requests for additional copies of the Exchange Offer prospectus or the related letter of transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at (800) 548-6565. This announcement is not an offer. The Exchange Offer will be made only by means of a written prospectus satisfying the requirements of Section 10 of the Securities Act.

Universal is a wholly-owned subsidiary of Universal Outdoor Holdings, Inc. (Nasdaq: UOUT) which is a leading outdoor advertising company and currently operates over 31,000 displays in 23 Midwestern, Southeastern and East Coast Markets.

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                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Universal Outdoor, Inc.


April 30, 1997                /s/ Brian T. Clingen
                                  ------------------------------------------
                                  Brian T. Clingen
                                  Vice President and Chief Financial Officer

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